UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 20, 2022

CINCINNATI BELL INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street

Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Existing Independent Registered Public Accounting Firm

On September 7, 2021, Cincinnati Bell Inc. (the “Company”), completed a going-private merger transaction with Red Fiber Parent LLC, a Delaware limited liability company (“Parent”), and RF Merger Sub Inc., an Ohio Corporation and directly wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub merged with, and into, the Company, with the Company as (i) the surviving person and (ii) a direct, wholly-owned subsidiary of Parent.

In light of the foregoing, on January 20, 2022, upon approval by the Audit Committee and the Board of Directors, the Company dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm.

Deloitte’s reports on the Company’s consolidated financial statements for its fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2020 and 2019, and through January 20, 2022: (i) there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any reports on the financial statements for such years; and (ii) there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

The Company has provided Deloitte with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K (this “Form 8-K”), and has requested that Deloitte furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Form 8-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated January 24, 2022, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

In considering the appointment of a new auditor, the Company identified firms it believed were qualified to serve as auditor for a Company with the size and complexity of Cincinnati Bell, Inc. In each case the Company identified issues that might impact the independence of the qualified firm.

The Audit Committee considered these issues carefully in choosing a new auditor. On January 14, 2022, the Audit Committee approved, effective immediately, the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm as of and for the year ending December 31, 2021.

As part of this engagement acceptance process, the Company and PwC identified a non-audit service PwC performed for the Company that is inconsistent with the SEC and PCAOB auditor independence rules.

From February 1, 2021 through May 7, 2021, Hawaiian Telcom Communications, Inc., a wholly owned subsidiary of the Company, engaged PwC to provide post-implementation support services in connection with its implementation of a third party software solution, which included the performance of certain employee activities, deemed a management function pursuant to Rule 2-01(c)(4)(vi) of Regulation S-X under the SEC’s auditor independence rules. PwC’s fees associated with this service were approximately $11,400.

The Audit Committee and PwC separately discussed the service, which is no longer being performed, and each concluded that this matter does not impair PwC’s ability to exhibit the requisite objectivity and impartiality to report on the audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2021. In reaching this conclusion, the Audit Committee and PwC noted that, (i) the service was not performed by individuals who will be part of the audit engagement team for the Company; (ii) the service was not related to any financial information system, and as a result, will not have any accounting impact on the financial results of the Company; (iii) the service was administrative in nature and the rudimentary tasks did not involve making management decisions; (iv) the service was terminated prior to the commencement of the PCAOB professional engagement period; and (v) the fee earned by PwC for the service is insignificant to PwC and the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

16.1	Letter, dated January 24, 2022 from Deloitte & Touche LLP addressed to the U.S. Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: January 24, 2022	By:	/s/ Christopher J. Wilson
	Name:	Christopher J. Wilson
	Title:	Vice President, General Counsel